Exhibit 4.6

GUARANTEE

For value received, Telefónica, S.A., a sociedad anónima organized under the laws of the Kingdom of Spain, having its registered office at Gran Vía, 28, 28013 Madrid, Spain (herein called the “Guarantor” which term includes any successor Person under the Indenture referred to in each Security Certificate representing the Securities of any series upon which this Guarantee is endorsed), hereby unconditionally and irrevocably guarantees to the Holders of the Securities of any series represented by each Security Certificate upon which this Guarantee is endorsed and to the Trustee, in its individual and trust capacities, and on behalf of each such Holder, the due and punctual payment of the principal of, premium, if any, and interest and all other amounts due under the Indenture and the Securities of any such series when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, on an unsubordinated and unconditional basis according to the terms thereof and of the Indenture referred to therein. In case of the failure of Telefónica Emisiones, S.A.U. (the “Issuer”, which term includes any successor Person under the Indenture), punctually to make any such payment of principal, premium, if any, and interest and all other amounts due under the Indenture and on such Securities of any such series, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, and as if such payment were made by the Issuer.

The Guarantor hereby further agrees that any amounts to be payable by the Guarantor under this Guarantee (whether in respect of principal, redemption amount, interest or otherwise) will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Kingdom of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. Subject to the exceptions set forth in Section 10.4 of the Original Indenture (as such term is defined in each Security Certificate representing the Securities of any series upon which this Guarantee is endorsed) and any Supplemental Indenture supplementing the Original Indenture pursuant to which the Securities of any series upon which this Guarantee is endorsed have been issued, in the event that such withholding or deduction is required by law, the Guarantor shall pay such Additional Amounts as will result in receipt by the Holders of the Securities of any such series of such amounts as would have been received by them had no such withholding or deduction been required.

The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute, full and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Securities of any such series or the Indenture, any failure to enforce the provisions of such Securities of any such series or the Indenture, or any waivers, modification or indulgence granted to the Issuer in respect thereof by the Holders of such Securities of any such series or the Trustee or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided, however, that, notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of the Guarantor, increase the principal amount of such Securities of any such series, or increase the interest rate thereon, or increase any premium payable upon redemption thereof, or change the currency of payment thereon, or change the provisions relating to payments of Additional Amounts thereon, or alter the Stated Maturity thereof or increase the principal amount of any Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 5.2 of the Original Indenture. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, the benefits of orden, división and excusión under Spanish law, any right to require a proceeding first against the Issuer, protest or notice with respect to such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, premium, if any, and interest (including Additional Amounts, if any) on such Securities of any such series and the Guarantor shall have fully performed all its obligations in accordance with the provisions of the Securities of any such series, this Guarantee and the Indenture; after such time, this Guarantee shall not be valid or obligatory for any purpose.

The Guarantor shall be subrogated to all rights of the Holders of such Securities of any such series and the Trustee against the Issuer in respect of any amounts paid to such Holders by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon such right of subrogation until the principal of, premium, if any, and interest (including Additional Amounts, if any) on all Securities of any such series issued under the Indenture shall have been paid in full.

No reference herein to the Indenture and no provision of this Guarantee or of the Indenture shall alter or impair the guarantee of the Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of, premium, if any, interest on, Additional Amounts, if any, and all other amounts due under the Securities of any series represented by each Security Certificate upon which this Guarantee is endorsed.

The obligations of the Guarantor under this Guarantee shall, without any further act or thing being required to be done or to occur, extend to the obligations of any successor Person who is not the Guarantor arising in respect of the Securities of any such series by virtue of a substitution pursuant to the Indenture.

The obligations of the Guarantor under this Guarantee in respect of the Securities of any such series will constitute direct, unconditional, unsubordinated and unsecured obligations of the Guarantor under this Guarantee and will rank pari passu without any preference among such obligations of the Guarantor under this Guarantee in respect of the Securities of any such series and at least pari passu with all other unsubordinated and unsecured indebtedness and monetary obligations involving or otherwise related to borrowed money of the Guarantor, present and future; provided that the obligations of the Guarantor under this Guarantee in respect of the Securities of each series will be effectively subordinated to those obligations that are preferred under Law 22/2003 (Ley Concursal) dated July 9, 2003 regulating insolvency proceedings in the Kingdom of Spain.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication with respect to each Security Certificate representing the Securities of any such series upon which this Guarantee has been endorsed shall have been manually executed by or on behalf of the Trustee under the Indenture.

All capitalized terms used in this Guarantee, which are not otherwise defined herein, shall have the meanings assigned to them in the Indenture.

The Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed manually or in facsimile.

Dated: April 28, 2017	TELEFÓNICA, S.A.

	By:	/s/ Jesús Romero Albarracín
		Name:	Jesús Romero Albarracín
		Title:	Authorized Officer

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